                                                               File No. 811-6496
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                   FORM N-1A


              REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                  ACT OF 1940                                / /

                                AMENDMENT NO. 4                              /x/


                              PIC GROWTH PORTFOLIO
               (Exact name of registrant as specified in charter)

         300 NORTH LAKE AVENUE
              PASADENA, CA                                            91101-4106
(Address of Principal Executive Offices)                              (Zip Code)

      REGISTRANT'S TELEPHONE NUMBER (INCLUDING AREA CODE): (818) 449-8500


                                 THAD M. BROWN
                          PROVIDENT INVESTMENT COUNSEL
                             300 NORTH LAKE AVENUE
                            PASADENA, CA 91101-4106
               (Name and address of agent for service of process)


================================================================================

                              PIC GROWTH PORTFOLIO

                                    PART A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT

         PIC Growth Portfolio (the "Growth Portfolio" or the "Portfolio") is a diversified, management open-end investment company which was organized as a trust under the laws of the State of New York on December 11, 1991.

         The investment objective of the Growth Portfolio is to provide long-term growth of capital. There is no assurance that the Growth Fund will achieve its objective.

         The Growth Portfolio will invest in equity securities, consisting of common stocks and securities having the characteristics of common stocks, such as convertible preferred stocks, convertible debt securities and warrants. The Growth Portfolio will invest at least 60% and under normal circumstances expects to invest at least 80% of its assets in such equity securities. In selecting investments for the Growth Portfolio, Provident Investment Counsel, the Advisor to the Growth Portfolio, will select equity securities of companies of various sizes which are currently experiencing an above-average rate of earnings growth. In addition, the Advisor seeks companies that have a five-year average performance record of sales, earnings, pretax margins, return on equity and reinvestment rate at an aggregate average of 1.5 times the average performance of the Standard & Poor's 500 Index ("S&P 500") for the same period. The Portfolio attempts to invest in a range of small, medium and large companies; the minimum market capitalization of portfolio security is expected to be $250 million, and the average market capitalization is currently approximately $9 billion. Equity securities will typically average less than a 1% dividend. Currently, approximately 70% of the equity securities in which the Portfolio will invest are listed and traded on the New York and American Stock Exchanges, and the remainder are traded on the NASDAQ system or otherwise over the counter. The Advisor supports its selection of individual securities through intensive research and uses qualitative and quantitative disciplines to determine when securities should be sold.

         In unusual circumstances, economic, monetary, technical and other factors may cause the Advisor to assume a temporary, defensive portion during which all or a substantial portion of the Portfolio's assets may be invested in short-term instruments. Under normal market conditions, it is expected that investments in such short-term instruments may range from zero (fully invested) to 20% of the Portfolio's assets. For more information about short-term investments, see "General -- Short-Term Investments" below. The Growth Portfolio also may invest part of its assets temporarily in short-term investments pending the investment of the proceeds of the sale of its Interests or of its portfolio securities.

         The Growth Portfolio may also invest in foreign securities, although there is no requirement that it do so. See "General -- Foreign Securities" below.

GENERAL

         SHORT-TERM INVESTMENTS. The short-term investments that may be purchased by the Growth Portfolio consist of high quality debt obligations maturing in one year or less from the date of purchase, such as U.S. Government securities, certificates of deposit, bankers' acceptances and commercial paper. High quality means the obligations have been rated at least A-1 by S&P or Prime-1 by Moody's, or have an outstanding issue of debt securities rated at least A by S&P or Moody's, or are of comparable quality in the opinion of the Advisor. See the Appendix for a description of S&P and Moody's ratings.

         Short-term investments also include repurchase agreements. A repurchase agreement is a transaction in which the Portfolio purchases a security, and at the same time, the seller (normally a commercial bank or broker-dealer) agrees to repurchase the same security (and/or a security substituted for it under the repurchase agreement) at an agreed-upon price and date in the future. The resale price is in excess of the purchase price in that it reflects an agreed-upon market interest rate effective for the period of time during which the Portfolio holds the securities. The majority of these transactions run from day to day and not more than seven days from the original purchase. The Portfolio's risk is limited to the ability of the seller to pay the agreed-upon sum upon the delivery date; in the event of bankruptcy or other default by the seller, there may be possible delays and expenses in liquidating the instrument purchased, decline in its value and loss of interest. However, the securities will be marked to market every business day so that their value is at least equal to the amount due from the seller, including accrued interest. The Advisor will also consider the creditworthiness of any bank or broker-dealer involved in repurchase agreements.

         U.S. GOVERNMENT SECURITIES. U.S. Government securities include direct obligations issued by the United States Treasury, such as Treasury bills, certificates of indebtedness, notes and bonds. U.S. Government agencies and instrumentalities that issue or guarantee securities include, but are not limited to, the Federal Home Loan Banks, the Federal National Mortgage Association and the Student Loan Marketing Association.

         Except for U.S. Treasury securities, obligations of U.S. Government agencies and instrumentalities may or may not be supported by the full faith and credit of the United States. Some, such as those of the Federal Home Loan Banks, are backed by the right of the issuer to borrow from the Treasury; others by discretionary authority of the U.S. Government to purchase the agencies' obligations; while still others, such as the Student Loan Marketing Association, are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment.

         FOREIGN SECURITIES. The Growth Portfolio has the right to invest up to 20% of its total assets in foreign securities. The Portfolio will only purchase foreign securities which are listed on a national securities exchange or included in the NASDAQ National Market System or which are represented by American Depositary Receipts listed on a national securities exchange or included in the NASDAQ National Market System.

         Interest or dividend payments on foreign securities may be subject to foreign withholding taxes. There are also risks in investing in foreign securities. An investment may be affected by changes in currency rates and in exchange control regulations. Foreign companies are frequently not subject to the accounting and financial reporting standards applicable to domestic companies, and there may be less information about foreign issuers. In addition, investments in foreign countries are subject to the possibility of expropriation or confiscatory taxation, political or social instability or diplomatic developments that could adversely affect the value of those investments.

         FUTURES. The Portfolio may buy and sell stock index futures contracts in order to hedge against changes in prices of the Portfolio's securities, but it has not done so in the past and does not anticipate doing so during the current fiscal year.


         PORTFOLIO TURNOVER. The annual rate of portfolio turnover of the Growth Portfolio for the fiscal year ended October 31, 1995 was 54.89% and is anticipated to be less than 100% in the future. However, under certain market conditions, the Portfolio may experience a higher rate of portfolio turnover. In general, the Advisor will not consider the rate of portfolio turnover to be a limiting factor in determining when or whether to purchase or sell securities in order to achieve the Portfolio's objective. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which are borne directly by the Portfolio, and may increase realized capital gains which are taxable to Holders when distributed.


                            INVESTMENT RESTRICTIONS

         The Portfolio has adopted certain investment restrictions, which are described fully in the Statement of Additional Information. One of these restrictions states that the Portfolio may borrow money only from banks for temporary or emergency purposes in amounts not to exceed 10% of the Portfolio's assets, and that additional investments may not be made while any such borrowings are in excess of 5% of the Portfolio's assets. Like the investment objective, these restrictions are fundamental and may be changed only by a majority vote of the outstanding Interests of the Portfolio.

         The Portfolio may, as a fundamental policy and within limits, engage in short sales, but only those which are "against the box." Such short sales are a method of locking in unrealized capital gains without current recognition of such gains.

         It is a position of the Securities and Exchange Commission (and an operating although not a fundamental policy of the Portfolio) that open-end investment companies such as the Portfolio should not make certain investments if thereafter more than 10% of the value of its net assets would be so invested. The investments included in this 10% limit are (i) those which are restricted; i.e., those which cannot freely be sold for legal reasons (other than those which meet the requirements of Securities Act Rule 144A); (ii) fixed time deposits subject to withdrawal penalties (other than deposits with a term of less than seven days); (iii) repurchase agreements having a maturity of more than seven days; and (iv) investments for which market quotations are not readily available. The 10% limitation does not include obligations which are payable at principal amount plus accrued interest within seven days after purchase.

ITEM 5.  MANAGEMENT OF THE FUND.

         The Portfolio's Board of Trustees decides on matters of general policy and reviews the activities of the Advisor and the Administrator. The Portfolio's officers conduct and supervise the daily business operations of the Portfolio.

THE ADVISOR

         The Advisor to the Growth Portfolio is Provident Investment Counsel, Inc., 300 North Lake Avenue, Pasadena, California 91101-4022. Subject to the direction and control of the Trustees of the Growth Portfolio, the Advisor formulates and implements an investment program for the Portfolio, including determining which securities should be bought and sold. The Advisor also provides certain of the officers of the Portfolio. For its services, The Advisor receives a fee from the Portfolio, accrued daily and paid monthly, at the annual rate of 0.80% of the average daily net assets of the Portfolio.

         The Advisor is a corporation that traces its origins to an investment partnership formed in 1951. On February 15, 1995, it became an indirect, wholly owned subsidiary of United Asset Management ("UAM"), a publicly owned corporation with headquarters located at One International Place, Boston, MA 02110. UAM is principally engaged, through affiliated firms, in providing institutional investment management services. At December 31, 1995, total assets under the Advisor's management were in excess of $17 billion.

THE ADMINISTRATOR

         Pursuant to an Administration Agreement, Investment Company Administration Corporation (the "Administrator") supervises the overall administration of the Portfolio, including, among other responsibilities, the preparation and filing of all documents required for compliance by the Portfolio with applicable laws and regulations, arranging for the maintenance of books and records and the Portfolio, and supervision of other organizations that provides services to the Portfolio. Certain officers of the Portfolio are also provided by the Administrator. The Portfolio is responsible for paying legal and auditing fees, the fees and expenses of its custodian, accounting services and transfer agents, trustees' fees and registration fees, as well as its other operating expenses. For the services it provides, the Administrator receives a fee from the Portfolio at an annual rate of .10% of the average daily net assets of the Portfolio subject to a $45,000 annual minimum; the fee is accrued daily and paid monthly.

TRANSFER AND DIVIDEND PAYING AGENT

         The Portfolio does not have a transfer or dividend paying agent.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

         Holders of Interests in the Portfolio are entitled to one vote for each full Interest held (and fractional votes for fractions of Interests) and may vote in the election of Trustees and on other matters submitted to meetings of Holders. It is not contemplated that regular annual meetings of Holders will be held.

         The Declaration of Trust provides that the Holders have the right, upon the declaration in writing or vote of the Holders of a majority of Interests, to remove a Trustee. The Trustees will call a meeting of Holders to vote on the removal of a Trustee upon the written request of the Holders of ten per cent of its Interests. In addition, ten Holders holding the lesser of $25,000 worth or one per cent of the Interests may advise the Trustees in writing that they wish to communicate with other Holders for the purpose of requesting a meeting to remove a Trustee. The Trustees will then, if requested by the applicants, mail at the applicants' expense the applicants' communication to all other Holders.

         Holders of Interests have no preemptive or other right to subscribe for additional securities. Interests are non-transferable.

         Holders may be liable for obligations of the Portfolio, but the risk of a Holder incurring financial loss on account of such liability is limited to circumstances in which the Portfolio was unable to meet its obligations.

         The Book Capital Account balances of Holders are determined at such time or times, at such frequency and pursuant to such method as the Trustees may from time to time determine. The power and duty to make such calculations may be delegated by the Trustees to such person as the Trustees may determine. It is expected that such calculations will be made on such days as necessary to comply with Rule 22c-1 under the Investment Company Act of 1940 (the "1940 Act").

         The Trustees shall, in compliance with applicable provisions of the Internal Revenue Code (the "Code") or regulations thereunder, agree to (a) the daily allocation of income or loss to each Holder, (b) the payment of distributions to Holders and (c) upon liquidation of the Portfolio, the final distribution of items of taxable income and expense. Any such agreement may be amended from time to time to comply with the Code or regulations thereunder. The Trustees may retain from net profits such amount as they may deem necessary to pay the debts or expenses of the Portfolio or to meet obligations of the Portfolio, or as they may deem desirable to use in the conduct of the affairs of the Portfolio or to retain for future requirements or extension of the business of the Portfolio.

         As of February 15, 1996, the Registrant was controlled by the PIC Institutional Growth Fund, 300 North Lake Avenue, Pasadena, CA 91101, which owned 99.9% of its outstanding interests.

ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED

         Interests in the Portfolio are issued solely to institutional investors, including regulated investment companies, group trusts governed by
Section 501(a) of the Code, common trust funds governed by Section 584 of the Code and similar collective investment arrangements in transactions which do not involve any "public offering" within the meaning of the Securities Act of 1933 (the "1933 Act"). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         There is no sales charge on Interests in the Portfolio, and the Portfolio does not use its assets for distribution pursuant to Rule 12b-1 under the 1940 Act. There is no minimum investment in the Portfolio. The Portfolio reserves the right to reject any investment.

         The net asset value of the Portfolio is determined as of the close of trading (currently 4:00 p.m., New York time) on each day that the New York Stock Exchange is open for trading. The net asset value per Interest of the Portfolio is the value of the Portfolio's assets, less its liabilities, divided by the number of Interests outstanding.

         The Portfolio values its investments on the basis of the market value of the securities. Securities and other assets for which market prices are not readily available are valued at fair value as determined in good faith by the Board of Trustees of the Portfolio. The fair value of debt securities with remaining maturities of 60 days or less is normally their amortized cost value, unless conditions indicate otherwise. Cash and receivables will be valued at their face amounts. Interest will be recorded as accrued and dividends will be recorded on their ex-dividend date.

ITEM 8.  REDEMPTION OR REPURCHASE

         A Holder wishing to redeem Interests may do so at any time by writing to the Fund in care of its Custodian at P.O. Box 8950, Wilmington DE 19899, or by delivering instructions to the Custodian at 103 Bellevue Parkway, Wilmington, Delaware 19809. The redemption request should identify the Portfolio, specify the number of Interests to be redeemed and be signed by all registered owners exactly as the account is registered, and it will not be accepted unless it contains all required documents in proper form, as described below. If the request is in proper form, the Interests specified will be redeemed at the net asset value next determined after receipt of the request.

REDEMPTION OF SMALL ACCOUNTS

         In order to reduce the Portfolio's expenses, the Board of Trustees is authorized to cause the redemption of all of the Interests of any Holder whose account has declined to a net asset value of less than $500, as a result of a transfer or redemption, at the net asset value determined as of the close of business on the business day preceding the sending of proceeds of such redemption. The Portfolio would give Holders whose Interests were being redeemed 60 days' prior written notice in which to purchase sufficient Interests to avoid such redemption.

ITEM 9.  PENDING LEGAL PROCEEDINGS

         Not applicable.


The date of this Part A is February 29, 1996.

                                    PART B.
                              PIC GROWTH PORTFOLIO
                      STATEMENT OF ADDITIONAL INFORMATION

ITEM 10. COVER PAGE

         This Statement of Additional Information of the PIC Growth Portfolio (the "Growth Portfolio" or the "Portfolio") is not a prospectus, and it should be read only in conjunction with Part A of this Registration Statement. The date of this Statement of Additional Information is February 29, 1996.


ITEM 11. TABLE OF CONTENTS

Item 12.  General Information and History................................  B-1
Item 13.  Investment Objective and Policies..............................  B-1
Item 14.  Management of the Fund.........................................  B-5
Item 15.  Control Persons and Principal Holders of Securities............  B-6
Item 16.  Investment Advisory and Other Services.........................  B-6
Item 17.  Brokerage Allocation...........................................  B-7
Item 18.  Capital Stock and Other Securities.............................  B-8
Item 19.  Purchase, Redemption and Pricing of Securities Being Offered...  B-8
Item 20.  Tax Status.....................................................  B-9
Item 21.  Underwriters...................................................  B-9
Item 22.  Calculation of Performance Data................................  B-9
Appendix.................................................................  B-10
Item 23.  Financial Statements...........................................  B-11

ITEM 12. GENERAL INFORMATION AND HISTORY

         Not applicable.

ITEM 13. INVESTMENT OBJECTIVE AND POLICIES

         The investment objective of the Growth Portfolio is to provide long-term growth of capital. There is no assurance that the Portfolio will achieve its objective. The discussion below supplements information contained in Part A as to investment policies of the Growth Portfolio.

INVESTMENT RESTRICTIONS

         The Portfolio has adopted the following restrictions as fundamental policies, which may not be changed without the favorable vote of the holders of a "majority," as defined in the Investment Company Act of 1940 (the "1940 Act"), of the outstanding voting securities of the Portfolio. Under the 1940 Act, the "vote of the holders of a majority of the outstanding voting securities" means the vote of the holders of the lesser of (i) 67% of the Interests of the Portfolio represented at a meeting at which the holders of more than 50% of its outstanding Interests are represented or (ii) more than 50% of the outstanding Interests of the Portfolio.

         The Portfolio may not:

         1. Issue senior securities, borrow money or pledge its assets, except that the Portfolio may borrow on an unsecured basis from banks for temporary or emergency purposes or for the clearance of transactions in amounts not exceeding 10% of its total assets (not including the amount borrowed), provided that it will not make investments while borrowings in excess of 5% of the value of the its total assets are outstanding;

         2. Make short sales of securities or maintain a short position, except for short sales against the box;

         3. Purchase securities on margin, except such short-term credits as may be necessary for the clearance of transactions;

         4. Write put or call options;

         5. Act as underwriter (except to the extent the Portfolio may be deemed to be an underwriter in connection with the sale of securities in its investment portfolio);

         6. Invest 25% or more of its total assets, calculated at the time of purchase and taken at market value, in any one industry (other than U.S. Government securities);

         7. Purchase or sell real estate or interests in real estate or real estate limited partnerships (although the Portfolio may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate);

         8. Purchase or sell commodities or commodity futures contracts, except that the Portfolio may purchase and sell stock index futures contracts;

         9. Buy oil and gas limited partnerships;

         10. Make loans (except for purchases of debt securities consistent with the investment policies of the Portfolio and except for repurchase agreements); or

         11. Make investments for the purpose of exercising control or management.

         The Portfolio observes the following restrictions as a matter of operating but not fundamental policy, pursuant to positions taken by federal and state regulatory authorities:

         The Portfolio may not:

         1. Purchase any security if as a result the Portfolio would then hold more than 10% of any class of securities of an issuer (taking all common stock issues as a single class, all preferred stock issues as a single class, and all debt issues as a single class);

         2. Invest in securities of any issuer if, to the knowledge of the Portfolio, any officer or Trustee of the Portfolio or any officer or Director of the Advisor owns more than 1/2 of 1% of the outstanding securities of such issuer, and such officers, Trustees and Directors who own more than 1/2 of 1% own in the aggregate more than 5% of the outstanding securities of such issuer;

         3. Invest more than 5% of the value of its net assets in warrants (included in that amount, but not to exceed 2% of the value of the Portfolio's net assets, may be warrants which are not listed on the New York or American Stock Exchange).

         4. Invest in any security if as a result the Portfolio would have more than 5% of its total assets invested in securities of companies which together with any predecessor have been in continuous operation for fewer than three years.

         5. Invest more than 10% of its assets in the securities of other investment companies or purchase more than 3% of any other investment company's voting securities or make any other investment in other investment companies except as permitted by federal and state law.

REPURCHASE AGREEMENTS

         Repurchase agreements are transactions in which a Portfolio purchases a security from a bank or recognized securities dealer and simultaneously commits to resell that security to the bank or dealer at an agreed-upon date and price reflecting a market rate of interest unrelated to the coupon rate or maturity of the purchased security. The purchaser maintains custody of the underlying securities prior to their repurchase; thus the obligation of the bank or dealer to pay the repurchase price on the date agreed to is, in effect, secured by such underlying securities. If the value of such securities is less than the repurchase price, the other party to the agreement will provide additional collateral so that at all times the collateral is at least equal to the repurchase price.

         Although repurchase agreements carry certain risks not associated with direct investments in securities, the Portfolio intends to enter into repurchase agreements only with banks and dealers believed by the Advisor to present minimum credit risks in accordance with guidelines established by the Boards of Trustees. The Advisor will review and monitor the creditworthiness of such institutions under the Board's general supervision. To the extent that the proceeds from any sale of collateral upon a default in the obligation to repurchase were less than the repurchase price, the purchaser would suffer a loss. If the other party to the repurchase agreement petitions for bankruptcy or otherwise becomes subject to bankruptcy or other liquidation proceedings, there might be restrictions on the purchaser's ability to sell the collateral and the purchaser could suffer a loss. However, with respect to financial institutions whose bankruptcy or liquidation proceedings are subject to the U.S. Bankruptcy Code, the Portfolio intends to comply with provisions under that Code that would allow them immediately to resell the collateral.

FUTURES CONTRACTS

         The Portfolio may buy and sell stock index futures contracts. Futures contracts are traded on designated "contract markets" which, through their clearing corporations, guarantee performance of the contracts.


         A stock index futures contract is an agreement pursuant to which one party agrees to deliver to the other an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of securities is made. On the contract's expiration date, a final cash settlement occurs. Changes in the market value of a particular stock index futures contract reflects changes in the specified index of equity securities on which the future is based. If the Advisor expected general stock market prices to rise, it might purchase a stock index futures contract as a hedge against an increase in prices of particular equity securities it wanted ultimately to buy. If in fact the stock index did rise, the price of the equity securities intended to be purchased might also increase, but that increase would be offset in part by the increase in the value of the Portfolio's futures contract resulting from the increase in the index. On the other hand, if the Advisor expected general stock market prices to decline, it might sell a futures contract on the index. If that index did in fact decline, the value of some or all of the equity securities held by the Portfolio might also be expected to decline, but that decrease would be offset in part by the increase in the value of the futures contract.

         There are several risks in connection with the use of futures contracts. In the event of an imperfect correlation between the futures contract and the portfolio position which is intended to be protected, the desired protection may not be obtained and the fund may be exposed to risk of loss. Further, unanticipated changes in interest rates or stock price movements may result in a poorer overall performance for the Portfolio than if it had not entered into any futures on debt securities or stock indexes.

         In addition, the market prices of futures contracts may be affected by certain factors. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the securities and futures markets. Second, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions.

         Finally, positions in futures contracts may be closed out only on an exchange or board of trade which provides a secondary market for such futures. There is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular contract or at any particular time. In the event that the Portfolio could not close a futures position and the value of the position declined, the Portfolio would be required to continue to make daily cash payments of maintenance margin.

ITEM 14. MANAGEMENT OF THE FUND

         The Trustees and officers of the Portfolio, their business addresses and principal occupations during the past five years are:


Richard N. Frank (age 73), Trustee         Chief Executive Officer, Lawry's
234 E. Colorado Boulevard.                 Restaurants, Inc.; formerly Chairman
Pasadena, CA  91101                        of Lawry's Foods, Inc.

Bernard J. Johnson (age 71),               Retired; formerly Chairman Emeritus of the Advisor
     Trustee Emeritus
300 North Lake Avenue
Pasadena, CA  91101

James Clayburn LaForce (age 67),           Dean Emeritus, John E. Anderson Graduate School of
     Trustee                               Management, University of California, Los Angeles.
P.O. Box 1585                              Director of The BlackRock Funds, Trustee of Payden &
Pauma Valley, CA  92061                    Rygel Investment Group. Director of The Timken Co.,
                                           Rockwell International, Jacobs Engineering Group,
                                           Imperial Credit Industries and Eli Lilly Co.

Jeffrey J. Miller (age 45), President      Managing Director and Secretary of the Advisor
     and Trustee*
300 North Lake Avenue
Pasadena, CA  91101

Angelo R. Mozilo (age 57), Trustee         Vice Chairman and Executive Vice President
155 N. Lake Avenue                         of Countrywide Credit Industries (mortgage
Pasadena, CA  91101                        banking)

Thad M. Brown (age 45), Vice               Senior Vice President and Chief Financial Officer
     President, Secretary and              of the Advisor
     Treasurer of the Trust
300 North Lake Avenue
Pasadena, CA 91101

---------------------------------
* denotes Trustees who are "interested persons" of Portfolio under the 1940 Act.

         The following compensation was paid to each of the following Trustees. No other compensation or retirement benefits were received by any Trustee or officer from the Registrant or other registered investment company in the "Fund Complex."

                                        Compensation          Total Compensation
Name of Trustee                        From Registrant         From Fund Complex
---------------                        ---------------         -----------------
Richard N. Frank                           $5,400                    $12,000
Bernard J. Johnson                          9,000                     21,000
James Clayburn La Force                     5,400                     12,000
Angelo R. Mozilo                            5,175                     11,500


ITEM 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

         At February 28, 1996, the Portfolio was controlled by PIC Investment Trust, 300 North Lake Avenue, Pasadena, CA 91101, a Delaware business trust which owned 99.99% of its outstanding Interests. Interests held by officers and Trustees, as a group, amounted to less than 1%.

ITEM 16. INVESTMENT ADVISORY AND OTHER SERVICES

         Subject to the supervision of the Board of Trustees of the Portfolio, investment management and services will be provided to the Portfolio by the Advisor, pursuant to an Investment Advisory Agreement (the "Advisory Agreement").

         Under the Advisory Agreement, the Advisor will provide a continuous investment program for the Portfolio and make decisions and place orders to buy, sell or hold particular securities. In conjunction with Investment Company Administration Corporation (the "Administrator"), the Advisor also will supervise all matters relating to the operation of the Portfolio and will obtain for it officers, clerical staff, office space, equipment and services. As compensation for its services, the Advisor will receive a monthly fee at an annual rate of 0.80 of 1% of the Portfolio' average net assets. In addition to the fees payable to the Advisor and the Administrator, the Portfolio is responsible for its operating expenses, including: (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses of Trustees other than those affiliated with the Advisor or the Administrator;
(v) legal and audit expenses; (vi) fees and expenses of the custodian and transfer agent; (vii) fees and expenses for registration or qualification of the Portfolio and its Interests under federal or state securities laws; (viii) expenses of preparing, printing and mailing reports and notices and proxy material to Holders; (ix) other expenses incidental to holding any meetings of Holders; (x) dues or assessments of or contributions to the Investment Company Institute or any successor; (xi) such non-recurring expenses as may arise, including litigation affecting the Portfolio and the legal obligations with respect to which the Portfolio may have to indemnify its officers and Trustees; and (xii) amortization of organization costs. The total advisory fee for the fiscal years ended October 31, 1995, 1994 and 1993, respectively, was $1,536,297, $1,277,324 and $787,380; however, the Advisor waived a portion of its fee in each year, in order to limit the expenses of the Portfolio to 1% of average net assets, in the amounts of $21,828, $12,479 and $86,475, respectively.

         Under the Advisory Agreement, the Advisor will not be liable to the Portfolio for any error of judgment by the Advisor or any loss sustained by the Portfolio except in the case of a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages will be limited as provided in the 1940 Act) or of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         The Advisory Agreement is terminable by vote of the Board of Trustees or by the holders of a majority of the outstanding voting securities of the Portfolio at any time without penalty, on 60 days' written notice to the Advisor. The Advisory Agreement also may be terminated by the Advisor on 60 days written notice to the Portfolio. The Advisory Agreement terminates automatically upon its assignment (as defined in the 1940 Act).

         Pursuant to its Administration Agreement, the Portfolio paid the Administrator fees of $192,037, $158,138 and $98,406 during the fiscal years ended October 31, 1995, 1994 and 1993, respectively.

ITEM 17. BROKERAGE ALLOCATION

         The Advisory Agreement states that in connection with its duties to arrange for the purchase and the sale of securities held in the portfolio of the Portfolio by placing purchase and sale orders for the Portfolio, the Advisor shall select such broker-dealers ("brokers") as shall, in its judgment, achieve the policy of "best execution," i.e., prompt and efficient execution at the most favorable securities price. In making such selection, the Advisor is authorized in the Advisory Agreement to consider the reliability, integrity and financial condition of the broker. The Advisor also is authorized by the Advisory Agreement to consider whether the broker provides research or statistical information to the Portfolio and/or other accounts of the Advisor.

         The Advisory Agreement state that the commissions paid to brokers may be higher than another broker would have charged if a good faith determination is made by the Advisor that the commission is reasonable in relation to the services provided, viewed in terms of either that particular transaction or the Advisor's overall responsibilities as to the accounts as to which it exercises investment discretion and that the Advisor shall use its judgment in determining that the amount of commissions paid are reasonable in relation to the value of brokerage and research services provided and need not place or attempt to place a specific dollar value on such services or on the portion of commission rates reflecting such services. The Advisory Agreement provides that to demonstrate that such determinations were in good faith, and to show the overall reasonableness of commissions paid, the Advisor shall be prepared to show that commissions paid (i) were for purposes contemplated by the Advisory Agreement;
(ii) were for products or services which provide lawful and appropriate assistance to its decision-making process; and (iii) were within a reasonable range as compared to the rates charged by brokers to other institutional investors as such rates may become known from available information.

         The research services discussed above may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic or institutional areas and information assisting the Portfolio in the valuation of the Portfolio's investments. The research which the Advisor receives for the Portfolio's brokerage commissions, whether or not useful to the Portfolio, may be useful to it in managing the accounts of its other advisory clients. Similarly, the research received for the commissions of such accounts may be useful to the Portfolio.

         Money market instruments usually trade on a "net" basis as well. On occasion, certain money market instruments may be purchased by the Portfolio directly from an issuer in which case no commissions or discounts are paid. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.

         The aggregate brokerage commissions paid by the Portfolio during the fiscal years ended October 31, 1994, 1993 and 1992 were $243,060, $277,095 and $147,728, respectively.

         The Registrant's custodian is PNC Bank, 17th and Market Streets, Philadelphia, PA 19101, which holds its assets. The Registrant's auditors are McGladrey & Pullen, LLP, 555 Fifh Avenue, New York, NY 10017-2416, which audits the Registrant's financial statements and prepares its tax returns.

ITEM 18. CAPITAL STOCK AND OTHER SECURITIES

         See Part A.

ITEM 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

         The net asset value of the Portfolio's Interests will fluctuate and is determined as of the close of trading on the New York Stock Exchange (currently 4:00 p.m. Eastern time) each business day. The Exchange annually announces the days on which it will not be open for trading. The most recent announcement indicates that it will not be open on the following days: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, the Exchange may close on days not included in that announcement.

         The net asset value per Interest is computed by dividing the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of Interests in the Portfolio outstanding at such time.

ITEM 20. TAX STATUS

         The Portfolio does not expect to be subject to any income taxes. However, each investor in the Portfolio will be taxable on its share of the Portfolio's ordinary income and capital gain.

ITEM 21. UNDERWRITERS

         Not applicable.

ITEM 22. CALCULATION OF PERFORMANCE DATA

         Not applicable.

                                    APPENDIX
                             DESCRIPTION OF RATINGS

MOODY'S INVESTORS SERVICE, INC.: CORPORATE BOND RATINGS

         Aaa--Bonds which are rated Aaa are judged to be of the best quality and carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa---Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

         Moody's applies numerical modifiers "1", "2" and "3" to both the Aaa and Aa rating classifications. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

         A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

STANDARD & POOR'S CORPORATION: CORPORATE BOND RATINGS

         AAA--This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

         AA--Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

         A--Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

COMMERCIAL PAPER RATINGS

         Moody's commercial paper ratings are assessments of the issuer's ability to repay punctually promissory obligations. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:
Prime 1--highest quality; Prime 2--higher quality; Prime 3--high quality.

         A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest.

         Issues assigned the highest rating, A, are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers "1", "2" and "3" to indicate the relative degree of safety. The designation A-1 indicates that the degree of safety regarding timely payment is either overwhelming or very strong. A "+" designation is applied to those issues rated "A-1" which possess extremely strong safety characteristics. Capacity for timely payment on issues with the designation "A-2" is strong. However, the relative degree of safety is not as high as for issues designated A-1. Issues carrying the designation "A-3" have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effect of changes in circumstances than obligations carrying the higher designations.

ITEM 23. FINANCIAL STATEMENTS



PIC GROWTH PORTFOLIO
Statement of Net Assets as of October 31, 1995
EQUITY SECURITIES - 97.6%                                                                  Shares       Value       Percent of
                                                                                                                    Net Assets
Aerospace - 1.7%
------------------------------------------------------------------------------------------------------------------------------------
Boeing Company                                                                             58,500    $ 3,839,062       1.7%
Boeing Company manufactures commercial and military aircraft.

------------------------------------------------------------------------------------------------------------------------------------
Auto Parts - 1.1%
------------------------------------------------------------------------------------------------------------------------------------
Autozone, Inc.*                                                                           103,100      2,551,725       1.1%
Autozone is a leading specialty retailer of automotive parts and accessories, focusing on Do-It-Yourself consumers.


------------------------------------------------------------------------------------------------------------------------------------
Biotechnology - 0.7%
------------------------------------------------------------------------------------------------------------------------------------
Amgen, Inc.  33,000                                                                     1,584,000              0.7%
Amgen develops,  manufactures and markets drugs based on advanced  cellular and molecular  biology.  The company's two principal drugs
are Epogen,  which promotes the  production of white blood cells,  and Nuepogen, which stimulates the production of certain white blood cells.
------------------------------------------------------------------------------------------------------------------------------------
Building Products - 0.0%
------------------------------------------------------------------------------------------------------------------------------------
Home Depot, Inc.                                                                              466         17,359       0.0%
Home Depot operates over 230 retail Do-It-Yourself warehouse building supply stores in 21 states.
Lowe's Companies, Inc.                                                                        500         13,500       0.0%
Lowe's is a specialty retailer of products and services for the home improvement and home construction markets.
------------------------------------------------------------------------------------------------------------------------------------
               Total Building Products                                                                    30,859
------------------------------------------------------------------------------------------------------------------------------------
Business and Financial Services - 6.3%
------------------------------------------------------------------------------------------------------------------------------------
Alco Standard  Corporation 25,900 2,292,150 1.0% The largest  independent copier distribution  network in North America and the largest  distributor  of printing paper.  Ceridian  Corporation* 25,100 1,091,850 0.5% Ceridian  Corporation is an
information  services company  providing payroll and humanb resource services to large  corporations.  Their Arbitron  division is the dominant provider of radio rating services and CDI provides electronic solutions to defense markets.  First
Data Corporation  168,848  11,165,090 4.9% First Data Corporation  provides high quality, high volume information processing and related services.
------------------------------------------------------------------------------------------------------------------------------------
               Total Business and Financial Services                                                  14,549,090
------------------------------------------------------------------------------------------------------------------------------------
Chemicals - 0.8%
------------------------------------------------------------------------------------------------------------------------------------
Air Products & Chemicals, Inc.                                                             36,600      1,889,475       0.8%
Air Products & Chemicals is an international supplier of industrial gases and specialty chemicals.
------------------------------------------------------------------------------------------------------------------------------------
Computer Services - 2.2%
------------------------------------------------------------------------------------------------------------------------------------
Automatic Data Processing, Inc.                                                            17,200      1,229,800       0.5%
Automatic Data Processing provides computerized  transaction processing,  data communications,  information  recordkeeping and payroll
services.
Computer Sciences Corp.*                                                                   36,100      2,414,187       1.1%
Computer Sciences Corp is a large independent provider of information technology consulting.

PIC GROWTH PORTFOLIO
Statement of Net Assets as of October 31, 1995

EQUITY SECURITIES, continued                                                               Shares       Value       Percent of
                                                                                                                    Net Assets
Computer Services, continued
------------------------------------------------------------------------------------------------------------------------------------
Paychex, Inc.                                                                              32,550    $ 1,411,856       0.6%
Provides computerized payroll-accounting services, salary deposit services, automatic-payroll-tax  payments,  return-filing services,
and human resource products and services to more than 186,000 small and medium sized businesses nationwide.
------------------------------------------------------------------------------------------------------------------------------------
               Total Computer Services                                                                 5,055,843
------------------------------------------------------------------------------------------------------------------------------------
Computer Software - 9.1%
------------------------------------------------------------------------------------------------------------------------------------
Computer Associates International, Inc.                                                   101,700      5,593,500       2.4%
Computer Associates manufactures software that enables computers to run more efficiently.  The company develops,  markets and services
over 300 products for a wide range of mainframes, mini-computers and micro-
computers.
Microsoft Corporation*                                                                     75,888      7,588,800       3.3%
Microsoft  developes and markets systems and applications  software for business and home use.
Oracle Systems Corp.*                                                                     176,900      7,717,263       3.4%
Oracle  Systems is the  world's  largest  maker of database  management  systems
(DBMS), software that allows users to create, retrieve,
and manipulate data in  computer-based  files.  Main products  support ORACLE, a relational  DBMS,  which allows people to  manipulate  data by using an industry standard language SQL.
------------------------------------------------------------------------------------------------------------------------------------
               Total Computer Software                                                                20,899,563
------------------------------------------------------------------------------------------------------------------------------------
Consumer Durables - 0.9%
------------------------------------------------------------------------------------------------------------------------------------
American Standard Company, Inc., DE                                                        74,100      1,982,175       0.9%
American  Standard Company is a global  manufacturer of brand name products such as air conditioning, plumbing and braking and control systems.
------------------------------------------------------------------------------------------------------------------------------------
Cosmetics - 1.2%
------------------------------------------------------------------------------------------------------------------------------------
The Gillette  Company 55,520  2,685,780 1.2% Gillette  produces and manufactures razors and razor blades,  cosmetics,  stationery products,  small appliances and oral care products.

------------------------------------------------------------------------------------------------------------------------------------
Credit and Finance - 3.7%
------------------------------------------------------------------------------------------------------------------------------------
First USA Inc.                                                                             59,300      2,727,800       1.2%
First USA is one of the largest  issuers of credit cards and  processors of credit card  transactions  for  merchants  with a total of
nearly $13 billion in loans outstanding.
MBNA Corporation                                                                          153,860      5,673,588       2.5%
MBNA is the  fourth  largest  credit  card  issuer and  processor  in the United
States.
Mercury Finance Company                                                                       600         11,550       0.0%
A consumer finance company which provides short-term  installment loans directly to  consumers,  purchases  installment  sales  contracts  from dealers and sells credit insurance.
------------------------------------------------------------------------------------------------------------------------------------
               Total Credit and Finance                                                                8,412,938
------------------------------------------------------------------------------------------------------------------------------------
Discount Chains - 0.9%
------------------------------------------------------------------------------------------------------------------------------------
Wal-Mart Stores, Inc.                                                                      94,200      2,037,075       0.9%
Wal-Mart operates an expanding chain of modern retail discount stores and warehouse membership-only clubs.

PIC GROWTH PORTFOLIO
Statement of Net Assets as of October 31, 1995

EQUITY SECURITIES, continued                                                               Shares       Value       Percent of
                                                                                                                    Net Assets
Diversified - 1.2%
------------------------------------------------------------------------------------------------------------------------------------
Tyco International Ltd.                                                                    45,500    $ 2,764,125       1.2%
Tyco International is a diversified  manufacturing  company.  TYC produces fire protection systems,  pipes,  fittings,  and other flow
control equipment.

------------------------------------------------------------------------------------------------------------------------------------
Drugs - 1.2%
------------------------------------------------------------------------------------------------------------------------------------
Merck & Company, Inc.                                                                      28,100      1,615,750       0.7%
Merck is the world's largest pharmaceutical company and the largest U.S.
pharmacy benefits management company.
R P Scherer Corp., DE                                                                      26,400      1,174,800       0.5%
R.P. Scherer develops drug delivery systems and manufactures soft gel capsules.
------------------------------------------------------------------------------------------------------------------------------------
               Total Drugs                                                                             2,790,550
------------------------------------------------------------------------------------------------------------------------------------
Electronic Components/Semiconductors - 12.4%
------------------------------------------------------------------------------------------------------------------------------------
Analog Devices, Inc.*                                                                      94,500      3,413,812       1.5%
Analog Devices designs, manufactures and sells high performance linear and mixed signal integrated circuits used in analog and
digital signal processing applications.
Applied Materials, Inc.                                                                    99,000      4,962,375       2.2%
Applied Materials develops,  manufactures,  sells and services  semiconductor wafer fabrication  equipment to the semiconductor wafer
industry.
Cirrus Logic Corporation                                                                   47,700      2,009,362       0.9%
Cirrus Logic is a  semiconductor  company  focused  primarily  on the markets for graphics  chips,  wireless  communications  and mass
storage.
Intel Corp.                                                                               135,500      9,468,063       4.1%
Intel is the world's leading manufacturer of microprocessors, memory chips, controllers and peripherals.
LSI Logic Corporation                                                                      62,900      2,964,163       1.3%
LSI Logic Corporation manufactures application-specified integrated circuits and provides related design and technology services.
SGS-Thomson Microelectronics N.V.*                                                         48,700      2,203,675       1.0%
SGS Thomson Microelect  designs,  develops,  manufactures and markets a broad range of semiconductor  integrated circuits and discrete
devices used in a wide variety of microelectronic applications.
Xilinx, Inc.                                                                               78,100      3,592,600       1.6%
Xilinx is the world's largest supplier of programmable logic devices.
------------------------------------------------------------------------------------------------------------------------------------
               Total Electronic Components/Semiconductors                                             28,614,050
------------------------------------------------------------------------------------------------------------------------------------
Electronics - 6.3%
------------------------------------------------------------------------------------------------------------------------------------
Molex, Inc., Class A                                                                       36,718      1,129,079       0.5%
Molex manufactures electronic connectors and interconnection systems, ribbon cable, switches and application tooling.
Motorola, Inc.                                                                            103,100      6,765,938       2.9%
Motorola  manufactures  cellular  telephone,  paging and  specialized  mobile radio  equipment.  Motorola is also a major  supplier of
semiconductors, circuits, controls and related data communications equipment.
Texas Instruments, Inc.                                                                    98,100      6,695,325       2.9%
Texas Instruments manufactures semiconductor integrated circuits and sub-assemblies, defense electronics and digital products.
------------------------------------------------------------------------------------------------------------------------------------
               Total Electronics                                                                      14,590,342

PIC GROWTH PORTFOLIO
Statement of Net Assets as of October 31, 1995

EQUITY SECURITIES, continued                                                               Shares       Value       Percent of
                                                                                                                    Net Assets
Entertainment - 4.8%
------------------------------------------------------------------------------------------------------------------------------------
British Sky Broadcasting Group, PLC Sponsored ADR                                         100,500    $ 3,592,875       1.6%
British Sky Broadcasting is the leading pay television broadcasting service in the United Kingdom with over 4.2 million subscribers.
Capital Cities/ABC, Inc.                                                                   30,300      3,594,337       1.6%
Capital Cities conducts  business through five operating  groups:  ABC
Television  Network Group,  Broadcast Group,  Publishing Group,
Cable and International Broadcast Group, and Multimedia Group.
Hospitality Franchise System, Inc.*                                                        61,600      3,773,000       1.6%
Hospitality   Francise  is  the  world's  largest  hotel  franchiser  with  four nationally recognized brand names including Days Inn, Ramada, Howard Johnson and
Super 8.
------------------------------------------------------------------------------------------------------------------------------------
               Total Entertainment                                                                    10,960,212
------------------------------------------------------------------------------------------------------------------------------------
Food & Restaurants - 0.0%
------------------------------------------------------------------------------------------------------------------------------------
McDonalds Corporation                                                                         500         20,500       0.0%
Mc Donalds Corporation operates 3,856 fast-food restaurants and franchises 9,237 restaurants in 65 countries.

------------------------------------------------------------------------------------------------------------------------------------
Funeral Services - 1.6%
------------------------------------------------------------------------------------------------------------------------------------
Loewen Group, Inc.                                                                         92,100      3,688,317       1.6%
Loewen Group is the second largest funeral service corporation in North America.
------------------------------------------------------------------------------------------------------------------------------------
Health Maintenance Organizations - 1.1%
------------------------------------------------------------------------------------------------------------------------------------
United HealthCare  Corporation  47,200 2,507,500 1.1% United HealthCare owns and manages health  maintenance  organizations  in 23 states and offers  reinsurance coverage to HMO's and others.
------------------------------------------------------------------------------------------------------------------------------------
Insurance - 3.3%
------------------------------------------------------------------------------------------------------------------------------------
American International Group, Inc.                                                         31,500      2,657,812       1.2%
AIG is the leading United States-based  international  insurance company and the nation's largest underwriter of specialty commercial
and industrial  coverages.  American  International Group writes property, casualty,  marine, life and financial service insurance in
130 companies.
MGIC Investment Corp.                                                                      65,900      3,748,063       1.6%
MGIC provides private mortgage  insurance  coverage to thrifts,  mortgage bankers and brokers,  commercial  bankers and other lending
institutions.
PMI Group, Inc.                                                                            24,900      1,195,200       0.5%
PMI Group provides  private  mortgage  insurance  coverage to thrifts,  mortgage bankers and brokers,  commercial  banks, and lending
institutions.
------------------------------------------------------------------------------------------------------------------------------------
               Total Insurance                                                                         7,601,075
------------------------------------------------------------------------------------------------------------------------------------
Mainframes - 2.1%
------------------------------------------------------------------------------------------------------------------------------------
Hewlett Packard Co.                                                                        53,100      4,918,388       2.1%
Hewlett-Packard manufactures computers, calculators, electronic test and measurement analysis instruments.

PIC GROWTH PORTFOLIO
Statement of Net Assets as of October 31, 1995

EQUITY SECURITIES, continued                                                               Shares       Value       Percent of
                                                                                                                    Net Assets
Medical Instruments - 3.7%
------------------------------------------------------------------------------------------------------------------------------------
Medtronic, Inc.                                                                           112,200    $ 6,479,550       2.8%
Medtronic manufacturers pacemakers,  heart valves, neurological stimulation devices,  therapeutic catheters and blood oxygenators. MDT
markets its products through hospitals, doctors, and other medical institutions throughout the world.
St. Jude Medical, Inc.*                                                                    37,000      1,970,250       0.9%
St. Jude Medical manufactures and markets biomedical devices for cardiovascular and vascular applications.
------------------------------------------------------------------------------------------------------------------------------------
               Total Medical Instruments                                                               8,449,800
------------------------------------------------------------------------------------------------------------------------------------
Medical Services - 1.2%
------------------------------------------------------------------------------------------------------------------------------------
Cardinal Health, Inc.                                                                      55,900      2,871,862       1.2%
Cardinal Health Incorporated is a leading wholesale drug distributor in the
United States.
------------------------------------------------------------------------------------------------------------------------------------
Mortgage and Related Services - 3.7%
------------------------------------------------------------------------------------------------------------------------------------
Federal Home Loan Mortgage Association                                                     13,600        941,800       0.4%
Federal Home Loan Mortgage  buys and holds  mortgages  from lenders  through the
United States and sells guaranteed mortgage-backed
securities.
Federal National Mortgage Association                                                      45,340      4,755,032       2.1%
Federal National Mortgage provides supplemental assistance to the secondary market in guaranteed and insured home mortgages.
Finova Group Inc.                                                                          62,400      2,823,600       1.2%
Finova Group provides collateralized financing in focused niche markets.
------------------------------------------------------------------------------------------------------------------------------------
               Total Mortgage and Related Services                                                     8,520,432
------------------------------------------------------------------------------------------------------------------------------------
Natural Gas Products and Pipelines - 1.9%
------------------------------------------------------------------------------------------------------------------------------------
Enron Corp.  124,710                                                                    4,286,906              1.9%
Enron is an  integrated  natural  gas  company  engaged in the  gathering, transportation  and  wholesale  marketing  of natural  gas
throughout the United States and internationally.
------------------------------------------------------------------------------------------------------------------------------------
Networking - 4.8%
------------------------------------------------------------------------------------------------------------------------------------
3Com Corporation                                                                           93,100      4,375,700       1.9%
3Com  Corporation  is a leading  networking  products  vendor with 50% of sales in systems  (hubs,  routers and  switches)  and 50% in
network adapter cards.
Cabletron Systems, Inc.*                                                                   44,050      3,463,431       1.5%
Cabletron manufactures local area network products and provides design and support services for local area network systems.
U.S. Robotics, Inc.                                                                        34,600      3,200,500       1.4%
U.S.  Robotics is the dominant  provider of  communications  access products including high speed modems and LAN/WAN hubs for dial up
connectivity.
------------------------------------------------------------------------------------------------------------------------------------
               Total Networking                                                                       11,039,631
------------------------------------------------------------------------------------------------------------------------------------
Office Equipment/Supplies - 1.9%
------------------------------------------------------------------------------------------------------------------------------------
Office Depot,  Inc.* 152,347  4,360,933  1.9% Office Depot  operates the largest chain of office product  warehouse  stores with locations  throughout the United
States.

PIC GROWTH PORTFOLIO
Statement of Net Assets as of October 31, 1995
EQUITY SECURITIES, continued                                                               Shares        Value     Percent of
                                                                                                                   Net Assets
Outpatient - Home Care - 1.0%
------------------------------------------------------------------------------------------------------------------------------------
Healthsouth  Corporation  84,500 $ 2,207,563  1.0%  Healthsouth  is the nation's
largest  provider  of  outpatient  and  rehabilitative   health  care  services.
Healthsouth   provides   these   services   through   outpatient  and  inpatient
rehabilitation facilities, outpatient surgery centers and medical centers.
------------------------------------------------------------------------------------------------------------------------------------
Pharmaceuticals - 0.8%
------------------------------------------------------------------------------------------------------------------------------------
Pfizer, Inc.                                                                               32,400      1,858,950       0.8%
Pfizer is a major producer of pharmacuticals,  hospital products,  animal health lines,  consumer products and specialty chemicals and
minerals.
------------------------------------------------------------------------------------------------------------------------------------
Specialty Chains - 0.5%
------------------------------------------------------------------------------------------------------------------------------------
CUC International, Inc.                                                                    34,000      1,177,250       0.5%
CUC, a consumer services company,  provides over 29 million members with access to discount prices,  product  comparison  information,
and convenient purchasing for home shopping, travel, insurance, auto, and dining services.
------------------------------------------------------------------------------------------------------------------------------------
Technology - 4.3%
------------------------------------------------------------------------------------------------------------------------------------
Cisco Systems, Inc.*                                                                       82,800      6,417,000       2.8%
Cisco Systems is the leading supplier of multimedia and  multinetworking products  including routers,  bridges,  terminal servers and network management products.
Informix Corporation                                                                      118,600      3,454,225       1.5%
Informix is a leading provider of relational  database management  software, including  application  development tools and graphical-
and character-based productivity software, for use on most significant desktop platforms.
------------------------------------------------------------------------------------------------------------------------------------
               Total Technology                                                                        9,871,225
------------------------------------------------------------------------------------------------------------------------------------
Telephone Communications - 10.7%
------------------------------------------------------------------------------------------------------------------------------------
Andrew Corporation                                                                         57,750      2,439,937       1.1%
Andrew Corporation is an international supplier of communications  equipment and services to commercial and government markets.
Ericsson, (L.M.) Telephone Company, ADR                                                   414,800      8,859,869       3.9%
Ericsson is one of the world's leading  telecommunications  equipment  suppliers and the preeminent supplier in the cellular equipment
market.
Frontier Corporation                                                                       79,400      2,143,800       0.9%
Frontier  Corporation  is a  telecommunications  services  provider with 70% of revenues in long distance  (mostly small and mid sized
commerical  accounts) and 30% in local and cellular in 22 markets  including
Rochester.  Frontier merged with ALC  Communications  on
August 16, 1995,  creating the fifth largest long  distance  carrier after AT%T,
MCI Communications, Sprint and Worldcom.
Glenayre Technologies, Inc.                                                                33,300      2,139,525       0.9%
Glenayre   Technologies  is  a  leading   worldwide   manufacturer  of
infrastructure   equipment  for  paging  and  other  wireless
telecommunications markets.
Nokia  Corporation  Sponsored  ADR  160,600  8,953,450  3.9%  Nokia  Corporation
supplies advanced  telecommunications  infrastructure  systems and equipment for use in mixed and mobile  phone  networks.  Nokia is also a leading  supplier  of color televisions, computer monitors and car speakers.
------------------------------------------------------------------------------------------------------------------------------------
               Total Telephone Communications                                                         24,536,581

PIC GROWTH PORTFOLIO
Statement of Net Assets as of October 31, 1995
EQUITY SECURITIES, continued                                                               Shares       Value       Percent of
                                                                                                                    Net Assets
Transportation Services - 0.5%
------------------------------------------------------------------------------------------------------------------------------------
Fritz Companies, Inc.*                                                                     35,400    $ 1,239,000       0.5%
Fritz Companies provides global integrated  logistics  information  services and outsourcing to companies involved in the worldwide movement of goods.
------------------------------------------------------------------------------------------------------------------------------------
               Total Equity Securities (Cost $167,900,394)                                           224,392,777      97.6%
------------------------------------------------------------------------------------------------------------------------------------
Repurchase Agreements - 2.4%
------------------------------------------------------------------------------------------------------------------------------------
Lehman Government Securities, Inc., 5.56%, due 11/1/95
(Collateralized by $5,654,065 U.S. Treasury Note, 7.5%,
due 1/31/97) (Cost $5,487,800)                                                          5,487,800      5,487,800       2.4%

------------------------------------------------------------------------------------------------------------------------------------
               Total Investments (Cost $173,388,194)                                                 229,880,577     100.0%

------------------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS - 0.1%
------------------------------------------------------------------------------------------------------------------------------------
Cash                                                                                                          70
Dividends and interest receivables                                                                       108,793
Deferred organization costs                                                                               15,009
Prepaid expenses                                                                                           2,395
Other assets                                                                                              23,317
------------------------------------------------------------------------------------------------------------------------------------
               Total Other Assets                                                                        149,584       0.1%
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES - (0.1%)
------------------------------------------------------------------------------------------------------------------------------------
Accrued expenses                                                                                         187,913
------------------------------------------------------------------------------------------------------------------------------------
               Total Liabilities                                                                         187,913      (0.1%)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NET ASSETS - 100.0%                                                                           $229,842,248     100.0%
------------------------------------------------------------------------------------------------------------------------------------

*Non-income producing security.

     The above descriptions of portfolio companies are furnished by management solely for the general information of investors. See Notes to Financial Statements.

PIC GROWTH PORTFOLIO
Statement of Operations Year ended October 31, 1995
------------------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME
------------------------------------------------------------------------------------------------------------------------------------
Income:
------------------------------------------------------------------------------------------------------------------------------------
         Dividends                                                                                                 $ 1,477,752
         Interest                                                                                                      591,826
------------------------------------------------------------------------------------------------------------------------------------
         Total income                                                                                                2,069,578

====================================================================================================================================

Expenses:
------------------------------------------------------------------------------------------------------------------------------------
         Investment advisory fee (Note 3)                                                                            1,536,297
         Administration fee (Note 3)                                                                                   192,037
         Accounting services fee                                                                                        83,208
         Custody fee                                                                                                    45,736
         Auditing fees                                                                                                  20,999
         Trustees' fees                                                                                                 20,067
         Legal fees                                                                                                      4,997
         Insurance                                                                                                       8,262
         Amortization of organization costs                                                                              9,997
         Miscellaneous                                                                                                  20,600
------------------------------------------------------------------------------------------------------------------------------------
         Total expenses                                                                                              1,942,200
         Less, reimbursement/waiver from Advisor (Note 3)                                                              (21,828)
------------------------------------------------------------------------------------------------------------------------------------
         Net expenses                                                                                                1,920,372

====================================================================================================================================

Net investment income                                                                                                  149,206

====================================================================================================================================

NET REALIZED & UNREALIZED GAIN ON INVESTMENTS
------------------------------------------------------------------------------------------------------------------------------------
         Net realized gain from security transactions                                                                3,599,901
         Change in net unrealized appreciation of investments                                                       36,436,183
------------------------------------------------------------------------------------------------------------------------------------
Net gain on investments                                                                                             40,036,084
------------------------------------------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                                                               $40,185,290
------------------------------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements.

PIC GROWTH PORTFOLIO
Statement of Changes in Net Assets

INCREASE  IN NET ASSETS:
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Year                  Year
                                                                                         ended                 ended
From operations:                                                                   October 31, 1995      October 31, 1994
------------------------------------------------------------------------------------------------------------------------------------
      Net investment income                                                             $ 149,206             $ 161,976
      Net realized gain (loss) on investments                                           3,599,901            (1,976,871)
      Change in unrealized appreciation of investments                                 36,436,183             4,623,699
------------------------------------------------------------------------------------------------------------------------------------
      Net increase in net assets resulting from operations                             40,185,290             2,808,804

====================================================================================================================================

Transactions in Interests:
      Contributions by Holders                                                         37,495,575            40,261,285
      Withdrawals by Holders                                                          (25,350,557)          (26,569,240)
------------------------------------------------------------------------------------------------------------------------------------
      Net increase in net assets from transactions in interests                        12,145,018            13,692,045

====================================================================================================================================

Total increase in net assets                                                           52,330,308            16,500,849

====================================================================================================================================

NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Beginning of year                                                                     177,511,940           161,011,091
------------------------------------------------------------------------------------------------------------------------------------
End of year                           $229,842,248                                   $177,511,940
------------------------------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements.

PIC GROWTH PORTFOLIO
Notes to Financial Statements  October 31, 1995

1 -- ORGANIZATION
--------------------------------------------------------------------------------
      PP. IP. C Growth Portfolio (the "Portfolio") was organized on December 11, 1991 as a trust under the laws of the State of New York. The beneficial interests in the Portfolio are divided into an unlimited number of non-transferable Interests, par value $.01 each. The Portfolio is registered under the Investment Company Act of 1940 as an open-end, diversified management investment company.


2 -- SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------
The following is a summary of significant accounting policies consistently followed by the Portfolio. These policies are in conformity with generally accepted accounting principles.

A. Valuation of Securities. Equity securities listed on a national securities exchange or traded on the NASDAQ system are valued at their last sale price. Other equity securities and debt securities for which market quotations are readily available are valued at the mean between their bid and asked price, except that debt securities maturing within 60 days are valued on an amortized cost basis. Securities for which market quotations are not readily available are valued at fair value as determined in good faith by the Board of Trustees.

     B. Federal Income Taxes. The Portfolio intends to comply with the requirements of the Internal Revenue Code applicable to it. Therefore, no federal income tax provision is required.

C. Deferred Organization Expense. Organization costs of the Portfolio are being amortized on a straight line basis over a period of sixty months. During the amortization period the proceeds of any redemption of the original Interests in the Portfolio by any Holder thereof will be reduced by a pro rata portion of any then unamortized organization costs based on the ratio of Interests redeemed to the total initial Interests outstanding prior to the redemption.

     D. Other. Securities transactions are recorded on the trade date basis. Realized gains and losses from securities transactions are reported on an identified cost basis. Interest is recorded as accrued, and dividend income is recorded on the ex-dividend date.


3 -- TRANSACTIONS WITH AFFILIATES
--------------------------------------------------------------------------------
      The Portfolio has entered into an investment advisory agreement with Provident Investment Counsel, Inc. ("PIC") and an administration agreement with Investment Company Administration Corporation ("ICAC"), pursuant to which agreements certain employees of these entities serve as officers and/or trustees of the Portfolio. PIC and ICAC also provide management services necessary for the operations of the Portfolio and furnish office facilities.

      PIC receives a fee for its services to the Portfolio at the rate of 0.80% of the average daily net assets of the Portfolio. PIC has voluntarily agreed to limit the total expenses of the Portfolio to an annual rate of 1.00% of the Portfolio's average net assets. During the year ended October 31, 1995, PIC received $1,514,469 in fees from the Portfolio, after deducting the reimbursement of $21,828. ICAC receives an annual fee for its services at the rate of 0.10% of average daily net assets of the Portfolio. Fees paid to ICAC pursuant to the agreement totalled $192,037 for the year ended October 31, 1995.

PIC GROWTH PORTFOLIO
Notes to Financial Statements, continued

4 - INVESTMENT TRANSACTIONS
--------------------------------------------------------------------------------
      During the year ended October 31, 1995, purchases and sales of investment securities, other than short-term obligations, were $123,203,935 and
$100,818,900, respectively. The cost of securities for federal income tax purposes was $173,416,242. The aggregate gross unrealized appreciation and depreciation of portfolio securities, based on cost for federal income tax purposes, was as follows:

            Unrealized appreciation                         $59,589,667
            Unrealized depreciation                          (3,125,332)
--------------------------------------------------------------------------------
            Net unrealized appreciation                     $56,464,335
================================================================================



5 - SELECTED RATIO DATA

------------------------------------------------------------------------------------------------------------------------------------
                                                                     Year             Year              Year
                                                                     ended            ended             ended
                                                               October 31, 1995 October 31, 1994  October 31, 1993
------------------------------------------------------------------------------------------------------------------------------------
            Ratios to average net assets:
                        Operating expenses*                         1.00%             1.00%            1.00%
                            Net investment income*                  0.08%             0.10%            0.17%

            Portfolio turnover rate                                54.89%            68.26%           43.20%



++Annualized.

*Net of expense reimbursements equivalent to 0.01%, 0.01% and 0.09% of average net assets, respectively.


PIC GROWTH PORTFOLIO
Independent Auditor's Report
To the Board of Trustees of
      and the Holders of Interest in,
      PIC Growth Portfolio

      We have audited the accompanying statement of assets and liabilities of PIC Growth Portfolio as of October 31, 1995, the related statement of operations for the year then ended and the statement of changes in net assets for each of the two years in the period then ended. These financial statements are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1995 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PIC Growth Portfolio as of October 31, 1995, the results of its operations, the changes in its net assets for the periods indicated, in conformity with generally accepted accounting principles.


 McGladrey & Pullen, LLP

New York, New York
November 22, 1995

                                     PART C
                               OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements:

                  The following financial statements are included in Part B:
                        Statement of Net Assets as of October 31, 1995 Statement of Operations, Year ended October 31, 1995 Statement of Changes in Net Assets, Years ended October
                             31, 1995 and October 31, 1994
                        Notes to Financial Statements, October 31, 1995 Independent Auditor's Report

         (b)      Exhibits:

                  (1)   Declaration of Trust(1)
                  (2)   Not applicable
                  (3)   Not applicable
                  (4)   Not applicable
                  (5)   Management Agreement(2)
                  (6)   Not applicable
                  (7)   Not applicable
                  (8)   Custodian Agreement(2)
                  (9)   Administration Agreement(2)
                  (10)  Not applicable
                  (11)  Consent of McGladrey & Pullen
                  (12)  Not applicable
                  (13)  Investment letter(2)
                  (14)  Not applicable
                  (15)  Not applicable
                  (16)  Not applicable

         (1) Previously filed with the Registration Statement on Form N-1A of PIC Growth Portfolio, File No. 811-6496, on December 16, 1991 and incorporated herein by reference.

         (2) Previously filed with Amendment No. 1 to the Registration Statement on Form N-1A of PIC Growth Portfolio, File No. 811-6496, on April 1, 1993 and incorporated herein by reference.

ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         None.

ITEM 26. NUMBER OF HOLDERS OF SECURITIES.

         As of January 31, 1996, there were two record Holders of Interests in the Registrant.

ITEM 27. INDEMNIFICATION.

         Article V of Registrant's Declaration of Trust, states as follows:

                  1. Definitions. As used in this Article, the following terms shall have the meanings set forth below:

                           (a) the term "indemnitee" shall mean any present or former Trustee, officer or employee of the Trust, any present or former Trustee or officer of another trust or corporation whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, any present or former investment adviser, sub-adviser or principal underwriter of the Trust and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;

                           (b) the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;

                           (c) the term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

                           (d) the term "covered expenses" shall mean expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

                           (e) the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

                  2. Indemnification. The Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, to the maximum extent permitted by law. However, the Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

                  3. Advance of Expenses. Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustees who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding. Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         Provident Investment Counsel, Inc. is the investment advisor of the Registrant. For information as to the business, profession, vocation or employment of a substantial nature of Provident Investment Counsel, Inc., reference is made to the Form ADV filed under the Investment Advisers Act of 1940 by Provident Investment Counsel, Inc.

ITEM 29. PRINCIPAL UNDERWRITERS.

         Not applicable.

ITEM 30. LOCATION OF ACCOUNTS AND RECORDS.

         The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession of Registrant and Registrant's custodian, as follows: the documents required to be maintained by paragraphs (4), (5), (6), (7), (10) and (11) of Rule 31a-1(b) will be maintained by the Registrant's Administrator, and all other records will be maintained by the Custodian.

ITEM 31. MANAGEMENT SERVICES.

         Not applicable.

ITEM 32. UNDERTAKINGS.

         Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pasadena and State of California on the 28th day of February, 1996.

                                                       PIC GROWTH PORTFOLIO

                                                  By  /s/ ROBERT H. WADSWORTH
                                                      --------------------------
                                                         Robert H. Wadsworth
                                                         Assistant Secretary